EXHIBIT 99.1

            American River Bankshares Announces its Inclusion in the
                         New NASDAQ Global Select Market

Sacramento, CA, June 27, 2006 - American River Bankshares [NASDAQ: AMRB] today announced that it will be included in the new NASDAQ Global Select Market when it launches next week. The NASDAQ Global Select Market has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Prior to the change, the Company had been listed on the NASDAQ National Market.

"By sticking to our core philosophy of `Consistency Builds Value', American River Bankshares continues to be recognized on the national level for our commitment in providing investors with superior market quality," said David Taber, President and CEO of American River Bankshares. "We are proud to be recognized among the upper echelon of companies that is represented on the Global Select Market."

Only one-third of NASDAQ listings or 1,200 companies qualified for this top tier market position, putting American River Bankshares among some of the most well-respected companies in the nation, including Costco, Intel and Google to name a few.

"American River Bankshares is an example of an industry leader that has achieved superior listing standards, which clearly defines the essence of the NASDAQ Global Select Market," said Bruce Aust, Executive Vice President, Corporate Client Group. "In recognizing these companies, we are highlighting their achievement in meeting the requirements to be included in the market with the highest listing standards in the world," added Mr. Aust.

Beginning July 3, NASDAQ-listed companies will be classified under three listing tiers -- NASDAQ Global Select Market, NASDAQ Global Market, and NASDAQ Capital Market. All three market tiers will maintain rigorous listing and corporate governance standards. For additional information about the NASDAQ Global Select Market, please go to: www.nasdaq.com/GlobalSelect.

About American River Bankshares
-------------------------------

American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call (916) 851-0123 or visit www.AMRB.com; www.AmericanRiverBank.com; www.NorthCoastBank.com; www.BankofAmador.com.

About NASDAQ
------------

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

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Forward-Looking Statement
-------------------------

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

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